Exhibit 1.2

                       Restated Articles of Organization

                        The Commonwealth of Massachusetts

                                 KEVIN H. WHITE
                          Secretary of the Commonwealth
                           STATE HOUSE, BOSTON, MASS.

                        RESTATED ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 74


     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts. We, William J. Kirk, President and John N. Worcester, Clerk of INCOME AND CAPITAL SHARES, INC. located at The Chase Building, 535 Boylston St., Boston, MA 02116 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on March 21, 1967, by vote of:

 10,011    shares of   Capital Shares   out of  10,011     shares outstanding,
----------           -----------------         ----------
                         type, class & series, (if any)

                                  ence Shares
 10,011  shares of Participating Prefer/ out of 10,011 shares outstanding, and
---------         -----------------------      --------
                         type, class & series, (if any)

________ shares of _______________ out of _______________ shares outstanding, type, class & series, (if any)

being all of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

        1.       The name by which the corporation shall be known is:-

                            Income and Capital Shares, Inc.

        2. The purposes for which the corporation is formed are as follows:-

                            See Continuation Sheets 2A through 2B





         Note: Provisions for which the space provided under articles 2, 4, 5, and 6 is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each article where the provision is set out. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left-hand margin 1 inch wide for binding.
         Only one side should be used.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

-------------------------------------------------------------------------------
                        WITHOUT PAR VALUE              WITH PAR VALUE
-------------------------------------------------------------------------------

CLASS OF STOCK          NUMBER OF SHARES        NUMBER OF SHARES   PAR VALUE
-------------------------------------------------------------------------------

Preferred - Cumulative Income                   1,761,000          $1 per share
Shares
-------------------------------------------------------------------------------
Common - Capital Shares                          3,521,000         $1 per share
-------------------------------------------------------------------------------

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  See Continuation Sheets 4A through 4M

*5. The restrictions, if any, imposed by the articles or organization upon the transfer of shares of stock of any class are as follows:

                  None

*6. Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  See Continuation Sheets 6A through 6G



*If there are no such provisions, state "None".

          We further certify that the foregoing restated articles of organization effect no amendments to the articles or organization of the corporation as heretofore amended, except amendments to the following articles 2, 3, 4 and 6


(*If there are no such provisions, state "None".)


























IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 21st day of March, in the year 1967.


/s/ William J. Kirk, President
--------------------------------------------------------------------

/s/ John N. Worcester, Clerk
--------------------------------------------------------------------

                               CONTINUATION SHEETS
                                       FOR
                            ARTICLES OF ORGANIZATION
                                       OF
                         INCOME AND CAPITAL SHARES, INC.

     To subscribe for, invest in, purchase or otherwise acquire, own, hold, sell, exchange, pledge or otherwise dispose of, securities of every nature and kind, including, without limitation, all types of stocks, bonds, debentures, or obligations or evidences of indebtedness or ownership issued or created by any and all associations, trusts or corporations, public or private, whether created, established or organized under the laws of the United States, any of the States, or any territory or district or colony or possession thereof, or under the laws of any foreign country, and also foreign and domestic government and municipal obligations, bank acceptances, commercial paper and secured call loans; to pay for the same in cash or by the issue of stock, bonds or notes of this Corporation or otherwise; and while owning and holding any such securities, to exercise all the rights, powers and privileges of a stockholder or owner, including the right to transfer and convey the said stock or other securities to one or more persons, firms, associations or corporations subject to voting trusts or other agreements placing in such persons voting or other powers in respect of said stocks or other securities; to borrow money or otherwise obtain credit

                                       2A
and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of this Corporation; and to have all the powers of a corporation under the applicable corporation laws, as in effect from time to time, of the Commonwealth of Massachusetts. Notwithstanding the foregoing, however, so long as any Cumulative Income Shares of this Corporation remain outstanding, as to 75% of its gross assets (taken at cost), this Corporation may purchase only securities (except in case of short-term obligations of the United States of America, prime commercial paper and other cash equivalents) having a minimum indicated yield on cost of 2.75%. As to the remaining 25% of its assets taken at cost, this Corporation may purchase securities without regard of yield. In these provisions, purposes shall also be construed as powers, and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or powers or purposes or powers which this Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

                                       2B

                     DESCRIPTION OF THE TWO CLASSES OF STOCK

1.   CUMULATIVE INCOME SHARES

     a.    DIVIDENDS.   The Cumulative Income Shares will be exclusively
entitled to receive, when and as declared by the Board or Directors out of funds legally available therefor, cumulative, preferential dividends in an amount equal to the entire investment company taxable income of this Corporation for each year, (and not required to pay any arrearages in the minimum cumulative dividends), as defined in the Internal Revenue Code, as in effect on the date of organization of this Corporation; but computed by excluding net realized short-term capital gains, as defined in said Internal Revenue Code as in effect on that date, except to the extent that such net realized short-term capital gains for any fiscal year are necessary to be paid out as dividends in order for this Corporation to be relieved of federal income taxes on such of its investment company taxable income for such year as is so distributed and then only to the extent that such short-term gains are necessary to pay the current minimum cumulative dividend and any arrearages in minimum cumulative dividends, or, if not so necessary, are not paid to the holders of Capital Shares are hereinafter provided; and also computed by excluding any amount of such investment company taxable income as is required to be paid to or retained for the holders of Capital Shares on account of the charges hereinafter referred to. Any balance of such short-term gains so required to be paid out and not so necessary to pay such minimum cumulative dividends will be paid to the holders of Capital Shares, provided that after such payment the Cumulative Income Shares, provided that after such payment the Cumulative Income Shares would have 200% asset coverage, as defined in the Investment Company Act of 1940. If such asset coverage would not exist, all or part of such balance of such short-term gains not paid to the holders of Capital Shares will be paid to the holders of Cumulative Income Shares and a

                                       4A
charge in the amount so paid will be established against dividends, in excess of minimum cumulative dividends, payable to the holders of Income Shares, provided that, if for any year it is necessary for the corporation to pay out as a dividend any amount of its investment company taxable income equal to all or any part of the amount of such charge in order to relieve the corporation of federal income taxes on the amounts distributed as dividends for such year; then such amount so necessary to be paid out shall be paid as a dividend to the holders of Capital Shares to the extent that the asset coverage for the Income Shares then permits such payment (and said charge shall be reduced by an amount equal to such payment), and to the extent said asset coverage does not so permit such payment, such amount so necessary to be paid out shall be paid to the holders of Income Shares (and said charge, including an amount equal to such payment, shall be continued against such future dividends, in excess of minimum cumulative dividends, payable to the holders of Income Shares). In an event, the Cumulative Income Shares will be entitled, when and as declared by the Board of Directors, out of funds legally available therefor, to receive cumulative, preferential minimum dividends payable, otherwise than upon the call of, or distribution in liquidation upon, the Cumulative Income Shares, solely out of such investment company taxable income as so computed at the annual rate of $.50 per share (5% of the maximum price of $10 per share at which such shares are to be initially sold to the public). Any arrearages of such minimum dividends shall be deemed satisfied to the extent of any dividends subsequently paid and such payments shall be deemed to be made first in satisfaction of such arrearages. Capital surplus shall not be used to pay such minimum cumulative dividends except upon the call of the Cumulative Income Shares or

                                       4B
any liquidation. Dividends declared shall be paid to the holders of the Cumulative Income Shares quarterly in each such year, except that the final such payment for any year may be made not later than the first dividend payment date in the next succeeding year. In addition to the amounts of dividends for any year paid to the holders of the Cumulative Income Shares pursuant to the foregoing provisions, this Corporation may pay to such holders of Capital Shares, subject

                                 4B (continued)
to the limitations mentioned above, or to the holders of Cumulative Income Shares if such limitations apply, as dividends such amounts of any net realized short-term capital gains for such year as are estimated by the Board of Directors as being necessary to be paid in order to insure that this Corporation will be relieved of Federal income taxes for such year on such of its said investment company taxable income as is distributed to its stockholders for such year. Dividend payment dates for the Cumulative Income Shares shall be the 30th days of January, April, July and October and payments thereof shall be made to the holders of Cumulative Income Shares of record on the respective dates fixed for the purpose by the Board of Directors. The Cumulative Income Shares shall have no right to any further dividends.

     Dividends on all Cumulative Income Shares shall commence to accrue and shall be cumulative (as to said minimum dividends, whether or not earned, and, as to such investment company taxable income computed as aforesaid, only to the extent that such investment company taxable income is not deemed paid in satisfaction of any arrearages of said minimum dividends) from and after the date of initial issue and sale to underwriters for distribution to the public of Cumulative Income Shares.

                                       4C

     b. CALL OF CUMULATIVE INCOME SHARES. The Cumulative Income Shares shall be called and retired on March 31, 1982 at a call price which shall consist of $10 per share and a sum equal to all accrued and unpaid dividends thereon to that date; provided that the holders of Cumulative Income Shares will have the option, exercisable during the month of March, 1982, to receive said call price in Capital Shares, which this Corporation will issue to them, taken at the net asset value of such Capital Shares as of the close of business on March 31, determined as herein provided, provided that the corporation is authorized by majority vote of the Capital Shares to become an open-end investment company on that date.
     Notice of said call of Cumulative Income Shares shall be given by this Corporation by mailing a copy of such notice, postage prepaid, not less than 60 days prior to March 31, 1982, to the holders of record of the Cumulative Income Shares, addressed to them at their respective addresses appearing on the books of this Corporation.
     From and after March 31, 1982 (unless default shall be made by this Corporation in providing monies for the payment of the call price), all dividends upon the Cumulative Income Shares so called shall cease to accrue and, from and after said date (unless default shall be made by this Corporation as aforesaid) or, if this Corporation shall so elect, from and after the date specified therefor in the notice of call (prior to March 31, 1982) on which this Corporation shall

                                       4D
provide the monies for the payment of the call price (which for this purpose only shall include accrued and unpaid dividends only to the date specified therefor in the notice of call), all rights of the holders of the shares so called, as stockholders of this Corporation, including without limitation, any right to vote or participate in or in connection with any corporate act, excepting only the right to receive the call price on the call date and the right to convert into Capital Shares as herein provided, shall cease, and such shares shall be deemed no longer outstanding. This Corporation may provide the monies for the payment of the call price as aforesaid by depositing with a bank or trust company doing business in Boston, Massachusetts, having a capital and surplus of at least $2,000,000 any one or more of the following, namely, (a) cash or certified or official bank checks in Boston Clearing House funds, (b) obligations of the United States Government maturing on or prior to the call date or (c) obligations maturing on or prior to the call date of a bank or trust company doing business in Boston, Massachusetts having a capital and surplus of at least $50,000,000. The making of any such deposit with any such bank or trust company shall not relieve this Corporation of liability for payment of the call price, but this Corporation shall be entitled to all monies so deposited which shall remain unclaimed by the holders of Cumulative Income Shares so called at the end of six (6) years after the call date, together with any interest on all such monies so deposited which may have been allowed by said bank or trust company with which the deposit was made, and such monies shall be paid over to this Corporation, upon its demand, by said bank or trust company, without liability to any holders or such Cumulative

                                       4E

Income Shares for so doing and also without the necessity of any notice to them. To the extent that any monies so deposited for the call of such Cumulative Income Shares shall exceed the amount required for the call of such shares outstanding as of the call date by reason of the conversion of any such shares into Capital Shares of the Corporation, such excess monies shall be paid back to the Corporation, upon its demand, by said bank or trust company. The call of Cumulative Income Shares may be effected by payment out of the net profits of surplus of this Corporation or by the application of capital, all to the extent and in the manner and at the time permitted by the laws of the Commonwealth of Massachusetts.

                                       4F

     c. PREFERENCE ON LIQUIDATION, ETC. To the extent provided herein the Cumulative Income Shares shall be preferred over the Capital Shares as to both earnings and assets. In the event this Corporation shall be liquidated, dissolved or wound up, the holders of the Cumulative Income Shares shall be entitled to payment from the assets of this Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of the Capital Shares, to an amount equal to $10 in the event such liquidation, dissolution or winding up is voluntary (and no more) and to an amount equal to $9.15 per share in the event such liquidation, dissolution or winding up is involuntary (and no more), together in either case with a sum equal to all accrued and unpaid dividends thereon. If the assets of this Corporation available for distribution to the holders of Cumulative Income Shares shall be insufficient to permit the payment in full of the sums payable, as aforesaid, to the holders of such Cumulative Income Shares upon such liquidation, dissolution or winding up, then all such assets of this Corporation shall be distributed ratably among the holders of the Cumulative Income Shares according to the amounts which they respectively would be entitled to receive if such assets were sufficient to permit the payment in full of said amounts. Neither the call by this Corporation of Cumulative Income Shares in the manner heretofore provided nor the merger or consolidation of this Corporation with or into any other

                                       4G
corporation or corporations, or the sale or transfer by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation for the purposes of this paragraph. Holders of Cumulative Income Shares shall not be entitled, upon the liquidation, dissolution or winding up of this Corporation, to receive any amounts with respect to such Cumulative Income Shares other than the amounts referred to in this subdivision(c.)
     d. RECEIPT OF CALL PRICE IN CAPITAL SHARES. The holders of Cumulative Income Shares shall have the option, as aforesaid, upon the call of said shares as heretofore provided, to receive, to the extent possible, the call price in whole Capital Shares of the Corporation taken at net asset value as aforesaid, any balance of such call price to be paid in cash.

     In order to exercise such option, a holder of Cumulative Income Shares shall surrender to the Corporation the certificate or certificates for such shares, duly endorsed to the Corporation or in blank, together with a notice to the Corporation in writing of the holder's election to exercise such option stating therein the name or names in which he wishes the certificate or certificates for Capital Shares of the Corporation to be issued. The Corporation will, as soon as practicable after the call date, deliver to such holder, or his nominee or nominees, a certificate or certificates for the number of full Capital Shares to which he is entitled. Said option relating to such Cumulative

                                       4H

Income Shares may be exercised only after the month of March, 1982.

2.   CAPITAL SHARES
     a. DIVIDENDS. So long as any Cumulative Income Shares are outstanding, the holders of Capital Shares shall receive no dividends, except to the limited extent that they may receive short-term capital gains as described above. When all Cumulative Income Shares are no longer outstanding, dividends may be declared and paid upon the Capital Shares when and as declared by the Board of Directors out of funds legally available therefor.
     b. DISTRIBUTION OF ASSETS In the event that this Corporation shall be liquidated, dissolved or wound up, after there shall have been paid to or set aside for the holders of the Cumulative Income Shares the full preferential amounts to which they are entitled under the provisions hereof, the holders of the Capital Shares shall be entitled to receive, pro rata and to the exclusion of the Cumulative Income Shares, all of the remaining assets of this Corporation available for distribution to its stockholders.

3.   VOTING RIGHTS OF
     CUMULATIVE INCOME SHARES AND CAPITAL SHARES
     a. GENERAL. Except as hereinafter or, including, without limitation, all rules, regulations and orders of the Federal Securities and Exchange Commission, or in the By-Laws otherwise specifically provided, the holders of Capital Shares and the holders of Cumulative Income Shares, voting together as one class, shall be entitled to one vote per share in respect of all matters which require a vote of security holders.
     b. ELECTION OF DIRECTORS. The holders of Cumulative Income Shares, voting as a class, shall be entitled to elect

                                       4I
two directors of the Corporation, provided, however, that if at any time dividends on the Cumulative Income Shares shall be unpaid in an amount equal to or exceeding two (2) full years' dividends thereon, the holders of the Cumulative Income Shares, voting as a class, shall be entitled to elect a majority of the directors of the Corporation and to continue to be so represented until all dividends in arrears shall have been paid or otherwise provided for, and in the event of any such arrearage the Board of Directors or the President shall promptly call a meeting of the holders of the Cumulative Income Shares for the purpose of enlarging the Board of Directors and electing additional Directors to the extent necessary to provide such majority. Such additional Directors shall hold office until the next annual meeting of the stockholders or until all arrearages of such dividends shall have been paid or otherwise provided for, whichever occurs earlier, and at succeeding annual meetings of the stockholders held while any arrearages of such dividend exist, the Cumulative Income Shares, voting as a class, shall continue to have the right to elect additional directors so to hold office for such terms. The holders of the Capital Shares, voting as a class, shall be entitled exclusively to elect all directors of the Corporation other than those elected by the holders of the Cumulative Income Shares in accordance with the foregoing provisions.

                                       4J

     c.    OTHER VOTING RIGHTS.
                 SO LONG AS CUMULATIVE INCOME SHARES ARE OUTSTANDING:
           (1) Anything to the contrary herein notwithstanding, the approval of the holders of at least two-thirds of the Cumulative Income Shares or of the Capital Shares outstanding and so affected, acting as a separate class, shall be required to alter, change or repeal the voting powers, designation, preferences or relative, participating, optional or other special rights of the Cumulative Income Shares or of the Capital Shares, as the case may be, or the qualifications, limitations or restrictions of such preferences and/or rights, so as to affect the Cumulative Income Shares or of the Capital Shares, as the case may be, directly and adversely.

           (2) the Corporation shall not be voluntarily liquidated, dissolved, wound up, merged or consolidated, and shall not sell all or substantially all of its assets, without the approval of at least two-thirds of the outstanding shares of both classes of stock, each acting as a separate class.
           (3) the approval of a majority of the Capital Shares outstanding and of 100% of the Cumulative Income Shares outstanding, each acting as a separate class, shall be required to amend or repeal the provisions of these Articles of Organization requiring that as to 75% of its gross assets (taken at cost), the Corporation may purchase only securities (except in the case of cash equivalents) having specified minimum indicated yield on cost of at least 2.75%.
           (4) The approval of a majority of the outstanding shares of the class of stock so affected, acting as a separate class, shall be required for the adoption of any plan of re-

                                       4K
organization adversely affecting such class.
           (5) The approval of a majority of the outstanding shares of both classes of stock, each acting as a separate class, shall be required to approve any action requiring a vote of security holders as provided under
Section 13(a) of the Federal Investment Company Act of 1940 provided.
                 For purposes of these provisions a "majority" of the outstanding shares of a class of stock shall, unless otherwise specifically required by these Articles or by law, mean: (i) the lesser of: 67% or more of the outstanding shares of such class represented at a meeting, provided that more than 50% of the outstanding shares of the class are so represented; or (ii) more than 50% of the outstanding shares of such class. "Class" shall include both classes acting together as a single class where such classes so act.

4.   GENERAL.
     Except as otherwise specifically provided herein, the holders of Cumulative Income Shares and Capital Shares, as such, shall have no right to subscribe for or purchase any additional shares of capital stock or other securities issued by this Corporation. All issues of shares of both classes shall be in equal numbers and for equal amounts of cash consideration per share, and after the initial issue and sale of shares to the public and so long as the Cumulative Income Shares are outstanding, this Corporation shall not issue or sell any additional Cumulative Income Shares and Capital Shares or series of shares of either class, except that shares of both classes may be issued in equal number as a stock dividend or in a stock split.

                                       4L

In these Articles except as otherwise specifically provided, the term "outstanding" when used with reference to any shares of stock means that such shares are issued and are held other than in the treasury of this Corporation. So long as any Cumulative Income Shares are outstanding, this Corporation shall not purchase or otherwise acquire for value any shares of its capital stock of either class except upon any call or the Cumulative Income Shares or any liquidation of this Corporation as herein provided. The shares of both classes shall be transferable without restriction. When all Cumulative Income Shares have been called and are no longer outstanding, this Corporation will then be an open-end investment company, as defined in the Investment Company Act Of 1940, subject to the approval of a majority (as defined in said Act) of the Capital Shares and thereafter any holder of Capital Shares of this Corporation may by presentation or a written request, together with his certificates, if any, for such shares, duly endorsed, at the office of this corporation or at the principal office of a custodian or transfer agent appointed by this Corporation, redeem his shares for the net asset value thereof as determined in the manner set forth herein. Redemptions as aforesaid, or voluntary purchases by the corporation of its own stock, shall be made as provided in the By-Laws, and in accordance with and subject to the requirements of applicable laws and regulations.

                                       4M

                             OTHER LAWFUL PROVISIONS

     The following additional provisions not inconsistent with law are hereby established for the management, conduct and regulation of the business and affairs of this Corporation, and for creating, limiting, defining, and regulating the powers of this Corporation and of its Directors and stockholders:
     The Board of Directors may, at any time and from time to time, contract for management services with John P. Chase. Inc., a Massachusetts corporation, or with such other association, corporation or firm as the Board of Directors may deem desirable, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws of this Corporation as from time to time amended; and any such contract may contain such other terms interpretative of or in addition to said requirements and restrictions as the Board of Directors may determine. The fact that any or all of the directors, officers or shareholders of this corporation are also shareholders, directors or officers of John P. Chase, Inc. or may be shareholders, trustees directors or officers of some other corporation, firm or association with which such a management contract or any other contract may hereafter be made, shall not

                                       6A
affect the validity of any such contract or disqualify any officer or director of this Corporation from voting upon or executing the same.
     The Board of Directors may alter, amend or repeal the By-Laws of this Corporation except with respect to any provision thereof which by law, by these Articles of Organization or by the By-Laws requires actions by the stockholders.
     Assets of this Corporation may be held by or deposited with a bank or trust company or other organization as custodian, pursuant to such requirements as may be prescribed from time to time by the By-Laws of this corporation and by the Board of Directors pursuant to said By-Laws.
     The Board of Directors or any officer or officers or agent or agents of this Corporation designated from time to time for this purpose by the Board shall determine the value of all the assets of this Corporation at the close of trading on the New York Stock Exchange on any day upon which such Exchange is open for unrestricted trading or at such other times as the Board of Directors shall designate, and the value of such assets so determined, less total liabilities of this Corporation (exclusive of capital stock and surplus) and less the aggregate

                                       6B
value or the Cumulative Income Shares, so long as said Cumulative Income Shares are outstanding, which value shall be initially $9.15 per shares (the involuntary liquidation value) and thereafter will be $9.15 per shares plus all accrued and unpaid dividends (including any arrearages and accruals for current income) plus increases which will be made on each April 1, commencing April 1, 1968, in equal increments so that as at April 1, 1981 and thereafter, said amount shall equal $10 per share plus all accrued and unpaid dividends thereon, divided by the number of Capital Shares outstanding shall be the net asset value of a Capital Share until a new net asset value is determined by the Board or such officers or agents. In determinations of net asset value all securities for which market quotations are available shall be appraised at last sale price, or if there has been no current sale, last current bid price (as nearly as can conveniently be determined) and other securities and assets at fair value as determined in good faith by or under authority of the Board in accordance with accounting principles generally accepted at the time. In determinations of net asset value, treasury stock shall be treated as if it were unissued. When net asset value is determined as of a time other than the close of unrestricted trading on the New York Stock Exchange, the Board or such officers or agents may, but need not, determine such net asset value by adjusting the net asset value determined as of the preceding close of such Exchange in such manner (based upon changes in the market prices of selected securities or changes in market averages or on other standard and readily ascertainable market data since such close) as the Board or such officers or agents deem adequate to

                                       6C
reflect a fair approximate estimate of the probable change in net asset value which has occurred since such close. In determining the net asset value the Board or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Board or such officers or agents may in its or their best judgment deem fair and reasonable under the circumstances.
     The By-Laws of this Corporation, as from time to time amended, may prescribe limitations upon the borrowing of money and pledging of assets by this Corporation.
     Any person (and his heirs, executors and administrators) may be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of this Corporation, or of another corporation if this Corporation requested him to serve as such, except in relation to any actions, suits or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves such person of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each such

                                       6D
person (and his heirs, executors and administrators) may be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit or proceeding that such person has no liability by reason of willful misfeasance, bad faith, gross negligence, negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification

                                       6E
by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence, negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which such person may be entitled according to law.
     John P. Chase, Inc. and any other association, corporation, person, firm or other entity with which this corporation may have any such contract for management services may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto. The name of this Corporation is understood to be used by this Corporation with the consent of John P. Chase, Inc. which continues to control the use of such name, and such use by this Corporation shall in no way prevent John P. Chase, Inc. or any of its successors or assigns from using or permitting the use of, the words "Income and Capital Shares, Inc." or any combination of them, along or with any other word or words, for, by or in connection with any other entity or business, other than this Corporation or its business, whether or not the

                                       6F
same directly or indirectly competes or conflicts with this corporation on or its business in any manner.
     Meetings of stockholders may be held outside the Commonwealth of Massachusetts but within the United States, if the By-Laws so provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the Commonwealth of Massachusetts but within the United States, at such place or places as may be designed from time to time by the Board of Directors or in the By-Laws of this Corporation. Elections of Directors need not be by ballot unless the By-Laws of this Corporation shall so provide.
     Except as may be otherwise provided herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Organization, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                       6G

                         INCOME AND CAPITAL SHARES, INC.

                   CERTIFICATE AS TO ARTICLES OF ORGANIZATION


     The undersigned hereby certifies that he is the officer of Income and Capital Shares, Inc. set forth under his signature below; that no amendment to the Articles of Organization of said Corporation has been filed subsequent to the filing of the Restated Articles of Organization on March 21, 1967; and that no further amendment to the Articles of Organization of said Corporation are pending on the date hereof
     Witness my hand and the seal of said Corporation this today of September, 1973.



                              ------------------------------------------
                                     Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS



                        RESTATED ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 74
               ===================================================




      I hereby approve the within restated articles of organization and, the filing fee in the amount of $901.00 having been paid, said articles are deemed to have been filed with me this 21st day of March 1967.





                                                          /s/ Kevin H. White
                                                              Kevin H. White
                                                          Secretary of State

                                                  State House, Boston, Mass.





                         TO BE FILLED IN BY CORPORATION

          PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

          TO:   Paul Beatty c/o Sullivan & Worcester
                ----------------------------------------------
                225 Franklin Street
                ----------------------------------------------
                Boston, MA 02109
                ----------------------------------------------
                Telephone:  423-7474
                          ------------------------------------





                                       8I